SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                            December 14, 2001

Abington Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0–16018	04–3334127
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification Number)

536 Washington Street, Abington, Massachusetts  02351

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (781) 982-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Abington Bancorp, Inc. announced on December 14, 2001 that it has sold a corporate bond investment at a loss of $2.2 million, which will reduce its earnings for 2001 and will result in a net loss for the fourth quarter.  This bond represented the only corporate bond investment that the Company held which had been downgraded to a below-investment-grade rating.  Management concluded that the recording of a loss was necessary, whether or not the bond was sold, in light of the bond issuer’s financial condition.

The Company’s financial condition will not be materially impacted by this loss on investment as it will remain well capitalized by regulatory standards and will not impact the regular dividend.

Certain statements herein constitute “forward-looking statements,” and actual results may differ from those contemplated by these statements.  The Bank disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

(c)           Exhibits.

(99)         Press release dated December 14, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

By:	/s/ ROBERT M. LALLO
Robert M. Lallo
Executive Vice President and Chief Financial Officer